SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   November 19, 2003

PHOTOWORKS, INC.
(exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1260 16th Avenue West Seattle, Washington 98119
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:   (206) 281-1390

Item 12.  Results of Operations and Financial Condition.

            On November 19, 2003, PhotoWorks, Inc. issued an earnings release announcing its financial results for the 4th quarter and year ended September 27, 2003.  A copy of the earnings release is attached as Exhibit 99.1.

            The information in this Current Report is being furnished and shall not be deemed "Filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in the Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PHOTOWORKS, INC.

By	/s/ Loran Cashmore Bond Loran Cashmore Bond Vice President/Chief Accounting Officer

Date:  November 19, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release of PhotoWorks, Inc. dated November 19, 2003